 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 2, 2016, relating to the balance sheet of Conyers Park Acquisition Corp. as of April 29, 2016, and the related statements of operations, stockholder’s equity and cash flows for the period from April 20, 2016 (date of inception) to April 29, 2016, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey

June 17, 2016